Exhibit 21.1

Subsidiaries of

Loyalty Ventures Inc.

A Delaware Corporation

(as of December 31, 2021)

Subsidiary	Jurisdiction of Organization	Other Business Names
ADI Crown Helix Limited	Jersey	None
Apollo Holdings B.V.	Netherlands	None
Brand Loyalty Americas B.V.	Netherlands	None
Brand Loyalty Asia B.V.	Netherlands	None
Brand Loyalty Australia Pty. Ltd.	Australia	None
Brand Loyalty Brasil Marketing de Promocoes LTDA	Brazil	None
Brand Loyalty B.V.	Netherlands	Brand Loyalty Ventures
Brand Loyalty Benelux
Brand Loyalty Spain
Brand Loyalty Hungary
Brand Loyalty Austria
Brand Loyalty France
Brand Loyalty Poland
Brand Loyalty Turkey
Brand Loyalty EMEA
Brand Loyalty Canada Corp.	Nova Scotia, Canada	BrandLoyalty
Brand Loyalty Canada Holding B.V.	Netherlands	None
Brand Loyalty Development B.V.	Netherlands	None
Brand Loyalty Europe B.V.	Netherlands	None
Brand Loyalty France S.àr.l.	France	None
Brand Loyalty Germany GmbH	Germany	None
Brand Loyalty Group B.V.	Netherlands	None
Brand Loyalty Holding B.V.	Netherlands	None
Brand Loyalty International B.V.	Netherlands	None
Brand Loyalty Italia S.p.A	Italy	None
Brand Loyalty Japan KK	Japan	None
Brand Loyalty Korea Co. Ltd.	South Korea	None
Brand Loyalty Limited (HK)	Hong Kong	None
Brand Loyalty OOO	Russia	None
Brand Loyalty Russia B.V.	Netherlands	None
Brand Loyalty Sourcing Americas Holding B.V.	Netherlands	None
Brand Loyalty Sourcing Asia Ltd.	Hong Kong	None
Brand Loyalty Sourcing B.V.	Netherlands	Brand Loyalty Sourcing
Brand Loyalty Sourcing USA Inc.	Delaware	None
Brand Loyalty Special Promotions B.V.	Netherlands	None
Brand Loyalty Switzerland GmbH	Switzerland	None
Brand Loyalty Trading (Shanghai) Co. Ltd.	China	None
Brand Loyalty UK Ltd.	England	None
Brand Loyalty USA Holding B.V.	Netherlands	None
Brand Loyalty USA Inc.	Delaware	None
Brand Loyalty Worldwide GmbH	Switzerland	None
Club Leaf B.V.	Netherlands	None
Edison International Concept & Agencies B.V.	Netherlands	BrandLoyalty Naarden

Subsidiary	Jurisdiction of Organization	Other Business Names
IceMobile Agency B.V.	Netherlands	IceMobile

LoyaltyOne, Co.	Nova Scotia, Canada	AIR MILES
airmilesshops.ca
AIR MILES Corporate Incentives
AIR MILES For Business
AIR MILES Incentives
AIR MILES My Planet
AIR MILES Reward Program
Données Alliance
GIFTED by AIR MILES
Le Groupe Loyalty
LOCAL par AIR MILES
Loyalty And Marketing Services
LoyaltyOne
LoyaltyOne Canada
Ma Planéte
My Planet
Primes D’entreprise Air Miles
Programme de Récompense Air Miles
Squareknot
Zero Gravity Labs
LoyaltyOne Travel Services Co.	Nova Scotia, Canada	AIR MILES Travel Services
LVI Lux Financing S.àr.l.	Luxembourg	None
LVI Lux Holdings S.àr.l.	Luxembourg	None
LVI Sky Oak LLC	Delaware	None
Max Holding B.V.	Netherlands	None
Merison Groep B.V.	Netherlands	None
Merison Retail B.V.	Netherlands	Merison
Rhombus Investments L.P.	Bermuda	None
World Licenses B.V.	Netherlands	None